UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2005

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 BERING DRIVE
SAN JOSE, CALIFORNIA
95131

(Address of Principal Executive Offices) (Zip Code)

(408) 434-0110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On June 3, 2005, Synaptics Incorporated announced via a press release that the Securities and Exchange Commission has declared effective its registration statement on Form S-3 relating to the resale of up to $125 million aggregate principal amount of its 0.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”), and the shares of its common stock issuable upon conversion of the Notes.

     A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number
99.1	Press release from Synaptics Incorporated, dated June 3, 2005, entitled “Synaptics Incorporated Announces Effectiveness of Registration Statement for Resale of 0.75% Convertible Senior Subordinated Notes Due 2024”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: June 3, 2005	By:	/s/Russell J. Knittel
Russell J. Knittel
Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

99.1	Press release from Synaptics Incorporated, dated June 3, 2005, entitled “Synaptics Incorporated Announces Effectiveness of Registration Statement for Resale of 0.75% Convertible Senior Subordinated Notes Due 2024”